Dear Shareholder:

     The enclosed proxy card solicited on behalf of the Board of Directors of Century Telephone Enterprises, Inc. (the "Company") indicates the number of votes that you will be entitled to cast at the Company's Annual Meeting of Shareholders to be held April 28, 1994 (the "Annual Meeting"), according to the stock records of the Company. The Company's Articles of Incorporation, the relevant provisions of which are printed on the reverse side of this letter, provide that each voting share of the Company that has been "beneficially owned" continuously since May 30, 1987 entitles the holder thereof to ten votes, subject to compliance with certain procedures; each other voting share entitles the holder thereof to one vote. In general, shares registered in the name of any natural person or estate that are represented by certificates dated prior to May 30, 1987 are presumed to have ten votes per share. All other shares are presumed to have only one vote per share.

     The Articles of Incorporation, however, set forth a list of circumstances in which the foregoing presumption may be refuted. Please review the provisions on the reverse side of this letter and, if you believe that the information set forth on your proxy card is incorrect or a presumption made with respect to your shares should not apply, send a letter to the Company at the above address briefly describing the reasons for your belief. Merely marking the proxy card will not be sufficient notification to the Company that you believe the voting information thereon is incorrect.

     The Company will consider all letters received prior to the date of the Annual Meeting and, when a return address is provided in the letter, will promptly advise each shareholder concerned of its decision with respect thereto, although in many cases the Company will not have time to inform a shareholder of its decision prior to the time the shares are voted. In limited circumstances, the Company may require additional information before a determination will be made.
If you have any questions about the Company's voting procedures, please call the Company at (318) 388-9500.


                               /s/  Clarke M. Williams
                                   Chairman of the Board
March 18, 1994

Dear Shareholder:

     The enclosed proxy card solicited on behalf of the Board of Directors for Century Telephone Enterprises, Inc. (the "Company") indicates the number of shares that you will be entitled to have voted at the Company's Annual Meeting of Shareholders to be held April 28, 1994 (the "Annual Meeting"), according to the records of your broker, bank or other nominee.

     The Company's Articles of Incorporation, the relevant provisions of which are printed on the reverse side of this letter, provide that each voting share of the Company that has been "beneficially owned" continuously since May 30, 1987 entitles the holder thereof to ten votes, subject to compliance with certain procedures; each other voting share entitles the holder thereof to one vote. All shares held through a broker, bank or other nominee, however, are presumed to have one vote per share. The Articles of Incorporation set forth a list of circumstances in which this presumption may be refuted by the person who has held all of the attributes of beneficial ownership referred to in Paragraph 3 of the voting provisions, printed on the reverse side of this letter, since May 30, 1987. Please review those provisions and, if you believe that some or all of your shares are entitled to ten votes, you may follow one of the two procedures outlined below.

     First, you may write a letter to the Company at the above address describing the reasons for your belief. The letter should contain your name (unless you prefer to remain anonymous), the name of the brokerage firm, bank or other nominee holding your shares, your account number with such nominee and the number of shares you have beneficially owned continuously since May 30, 1987. Alternatively, you may ask your broker, bank or other nominee to write a letter to the Company on your behalf stating your account number and indicating the number of shares that you have beneficially owned continuously since May 30, 1987. In either case, your letter should indicate how you wish to have your shares voted at the Annual Meeting so that, once a determination as to voting power is made, your votes may be counted.

     The Company will consider all letters received prior to the date of the Annual Meeting and, when a return address is provided in the letter, will promptly advise each beneficial owner or nominee, as the case may be, concerned of its decision with respect thereto, although in many cases the Company will not have time to inform an owner or nominee of its decision prior to the time the shares are voted. In limited circumstances, the Company may require additional information before a determination will be made. If you have any questions about the Company's voting procedures, please call the Company at (318) 388-9500.


                                   /s/  Clarke M. Williams
                                        Chairman of the Board
March 18, 1994

Dear Participants in the Company's Stock Bonus Plan, Employee Stock
     Ownership Plan, Dollars & Sense Plan or Retirement Savings Plan for Bargaining Unit Employees:

          As a participant in one or more of the above-listed plans you are entitled to direct the exercise of voting power with respect to shares of the Company's Common Stock held in such plans. If you choose to do so, all of your instructions (subject to certain limited exceptions) will be deemed to be made by you in your capacity as a "named fiduciary" under the plans, which require you to direct your votes in a manner that you believe to be prudent and in the best interests of the participants of each respective plan. If you wish to direct the exercise of such voting power in your capacity as a "named fiduciary," please complete and return the enclosed voting instruction cards no later than the close of business on April 25, 1994 in accordance with the accompanying instructions.

          Most of you will receive the attached proxy materials of the Company from both (i) First American Bank & Trust of Louisiana ("First American"), which is the trustee for the Company's Stock Bonus and Employee Stock Ownership Plans, and (ii) Wells Fargo Bank, National Association ("Wells Fargo"), which is the trustee for the Company's Dollars & Sense and Retirement Savings Plans. To ensure that your voting instructions are counted, please carefully review the instructions separately provided by each such trustee. It is important that all voting instruction cards relating to the Stock Bonus or Employee Stock Ownership Plans are returned ONLY to First American and that all voting instruction cards relating to the Dollars & Sense and Retirement Savings Plans are returned ONLY to Wells Fargo.

          If after reading the accompanying instructions you have any questions regarding the enclosed voting instruction cards, please contact the trustee responsible for administering the plan or plans to which your questions relate.

                         /s/  Clarke M. Williams
                              Chairman of the Board

March 18, 1994
                          VOTING PROVISIONS

     Paragraph A of Article III of the Company's Articles of Incorporation provides, in part:
                               * * * *
     (2) Each share of Common Stock and each outstanding share of the Series A, G, H, U and V Preferred Stock ("Voting Preferred Stock") which has been beneficially owned continuously by the same person since May 30, 1987 will entitle such person to ten votes with respect to such share on each matter properly submitted to the shareholders of the Corporation for their vote, consent, waiver, release or other action when the Common Stock and the Voting Preferred Stock vote together with respect to such matter.

     (3) For purposes of this paragraph A, a change in beneficial ownership of a share of the Corporation's stock shall be deemed to have occurred whenever a change occurs in any person or group of persons who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares
(i) voting power, which includes the power to vote, or to direct the voting of such share; (ii) investment power, which includes the power to direct the sale or other disposition of such share; (iii) the right to receive or retain the proceeds of any sale or other disposition of such share; or (iv) the right to receive distributions, including cash dividends, in respect to such share.

     a. In the absence of proof to the contrary provided in accordance with the procedures referred to in subparagraph (5) of this paragraph A, a change in beneficial ownership shall be deemed to have occurred whenever a share of stock is transferred of record into the name of any other person.

     b. In the case of a share of Common Stock or Voting Preferred Stock held of record in the name of a corporation, general partnership, limited partnership, voting trustee, bank, trust company, broker, nominee or clearing agency, or in any other name except a natural person, if it has not been established pursuant to the procedures referred to in subparagraph (5) that such share was beneficially owned continuously since May 30, 1987 by the person who possesses all of the attributes of beneficial ownership referred to in clauses (i) through (iv) of subparagraph (3) of this paragraph A with respect to such share of Common Stock or Voting Preferred Stock, then such share of Common Stock or Voting Preferred Stock shall carry with it only one vote regardless of when record ownership of such share was acquired.

     c. In the case of a share of stock held of record in the name of any person as trustee, agent, guardian or custodian under the Uniform Gifts to Minors Act as in effect in any state, a change in beneficial ownership shall be deemed to have occurred whenever there is a change in the beneficiary of such trust, the principal of such agent, the ward of such guardian or the minor for whom such custodian is acting.

     (4) Notwithstanding anything in this paragraph A to the contrary, no change in beneficial ownership shall be deemed to have occurred solely as a result of:

     a. any event that occurred prior to May 30, 1987, including contracts providing for options, rights of first refusal and similar arrangements, in existence on such date to which any holder of shares of stock is a party;

     b. any transfer of any interest in shares of stock pursuant to a bequest or inheritance, by operation of law upon the death of any individual, or by any other transfer without valuable consideration, including a gift that is made in good faith and not for the purpose of circumventing paragraph A;

     c. any change in the beneficiary of any trust, or any distribution of a share of stock from trust, by reason of the birth, death, marriage or divorce of any natural person, the adoption of any natural person prior to age 18 or the passage of a given period of time or the attainment by any natural person of a specified age, or the creation or termination of any guardianship or custodian arrangement; or

     d. any appointment of a successor trustee, agent, guardian or custodian with respect to a share of stock.

     (5) For purposes of this paragraph A, all determinations concerning changes in beneficial ownership, or the absence of any such change, shall be made by the Corporation. Written procedures designed to facilitate such determinations shall be established by the Corporation and refined from time to time. Such procedures shall provide, among other things, the manner of proof of facts that will be accepted and the frequency with which such proof may be required to be renewed. The Corporation and any transfer agent shall be entitled to rely on all information concerning beneficial ownership of a share of stock coming to their attention from any source and in any manner reasonably deemed by them to be reliable, but neither the Corporation nor any transfer agent shall be charged with any other knowledge concerning the beneficial ownership of a share of stock .

     (6) Each share of Common Stock acquired by reason of any stock split or dividend shall be deemed to have been beneficially owned by the same person continuously from the same date as that on which beneficial ownership of the share of Common Stock, with respect to which such share of Common Stock was distributed, was acquired.

     (7) Each share of Common Stock acquired upon conversion of the outstanding Series A, G, H, U and V Preferred Stock of the Corporation ("Convertible Stock") shall be deemed to have been beneficially owned by the same person continuously from the date on which such person acquired the Convertible Stock converted into such share of Common Stock.

     (8) Where a holder beneficially owns shares having ten votes per share and shares having one vote per share, and transfers beneficial ownership of less than all of the shares held, the shares transferred shall be deemed to consist, in the absence of evidence to the contrary, of the shares having one vote per share.

     (9) Shares of Common Stock held by the Corporation's employee benefit plans will be deemed to be beneficially owned by such plans regardless of how such shares are allocated to or voted by participants, until the shares are actually distributed to participants.

     (10) Each share of Common Stock, whether at any particular time the holder thereof is entitled to exercise ten votes or one, shall be identical to all other shares of Common Stock in all other respects.

     (11) Each share of Voting Preferred Stock, whether at any particular time the holder thereof is entitled to exercise ten votes or one, shall be identical in all other respects to all other shares of Voting Preferred Stock in the same designated series.

     (12) Each share of Common Stock issued by the Corporation in a business combination transaction shall be deemed to have been beneficially owned by the person who received such share in the transaction continuously for the shortest period, as determined in good faith by the Board of Directors, that would be permitted for the transaction to be accounted for as a pooling of interests, provided that the Audit Committee of the Board of Directors has made a good faith determination that (i) such transaction has a bona fide business purpose, (ii) it is in the best interests of the Corporation and its shareholders that such transaction be accounted for as a pooling of interests under generally accepted accounting principles and (iii) such issuance of Common Stock does not have the effect of nullifying or materially restricting or disparately reducing the per share voting rights of holders of an outstanding class or classes of voting stock of the Corporation. Notwithstanding the foregoing, the Corporation shall not issue shares in a business combination transaction if such issuance would result in a violation of Rule 19c-4 under the Securities Exchange Act of 1934 and nothing herein shall be interpreted to require the Company to account for any business combination transaction in any particular manner.

                  CENTURY TELEPHONE ENTERPRISES, INC.
                            P. O. Box 4065
                       Monroe, Louisiana  71211


               NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS OF
CENTURY TELEPHONE ENTERPRISES, INC.

     The Annual Meeting of Shareholders of Century Telephone
Enterprises, Inc. will be held at 2:00 p.m., local time, on April 28, 1994, at the Holiday Inn Professional Centre/Atrium, 2001 Louisville Avenue, Monroe, Louisiana, for the following purposes:

     1.   To elect four Class III directors; and

     2. To transact such other business as may properly come before the meeting and any adjournments thereof.

     The Board of Directors has fixed the close of business on March 8, 1994, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and all adjournments thereof.
                                  By Order of the Board of Directors


                                             /s/  HARVEY P. PERRY
                                                  Secretary

Dated:  March 18, 1994


SHAREHOLDERS ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. EVEN IF YOU EXPECT TO ATTEND, IT IS IMPORTANT THAT YOU PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY. IF YOU PLAN TO ATTEND AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO AT ANY TIME BEFORE YOUR PROXY IS VOTED.

                       CENTURY  TELEPHONE  ENTERPRISES,  INC.

                                P. O. Box 4065
                           Monroe, Louisiana  71211

                               PROXY  STATEMENT

                       ANNUAL  MEETING  OF  SHAREHOLDERS

                                April 28, 1994

           This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the "Board") of Century Telephone Enterprises, Inc. (the "Company") for use at its annual meeting of shareholders to be held at the time and place set forth in the accompanying notice, and at any adjournments thereof (the "Meeting"). The date of this proxy statement is March 18, 1994.

           On March 8, 1994, the record date for determining shareholders entitled to notice of and to vote at the Meeting (the "Record Date"), the Company had outstanding 53,230,538 shares of common stock (the "Common Stock") and 18,162 shares of preferred stock, which votes together with the Common Stock as a single class (collectively, "Voting Shares"). The Company's Articles of Incorporation (the "Articles") generally provide that holders of Voting Shares that have been beneficially owned continuously since May 30, 1987 are entitled to cast ten votes per share, subject to compliance with certain procedures. Article III of the Articles and the voting procedures adopted thereunder contain several provisions governing the voting power of the Voting Shares, including a presumption that each Voting Share held by nominees or by any holder other than a natural person or estate entitles such holder to only one vote, unless the record holder thereof furnishes the Company with evidence to the contrary. Applying the presumptions described in
Article III, the Company's records indicate that 134,949,233 votes are entitled to be cast at the Meeting. All percentages of voting power set forth in this proxy statement have been calculated based on such number of votes.

           The Company will pay all expenses of soliciting proxies for the Meeting. Proxies may be solicited personally, by mail, by telephone or by facsimile by the Company's directors, officers and employees, who will not be additionally compensated therefor. The Company will also request persons holding Voting Shares in their names for others, such as brokers, banks and other nominees, to forward proxy materials to their principals and request authority for the execution of proxies, for which the Company will reimburse them for expenses incurred in connection therewith. The Company has retained Hill and Knowlton, Inc. to assist in the solicitation of nominee proxies, for which it will be paid a fee of $5,000 and will be reimbursed for certain out-of-pocket expenses.

                             ELECTION OF DIRECTORS

           The Articles authorize a board of directors of 14 members divided into three classes. Members of the respective classes hold office for staggered terms of three years, with one class elected at each annual shareholders' meeting. Four Class III directors will be elected at the Meeting. Unless authority is withheld, all votes attributable to the shares represented by each duly executed and delivered proxy will be cast for the election of each of the four below-named Class III nominees, each of whom has been recommended for election by the Board's Nominating Committee. If for any reason any proposed nominee should decline or become unable to stand for election as a director, which is not anticipated, votes will be cast instead for another candidate designated by the Board, without resoliciting proxies.

           The following provides certain information with respect to each proposed nominee and each other director whose term will continue after the Meeting, including his beneficial ownership of shares of Common Stock determined in accordance with Rule 13d-3 of the Securities and Exchange Commission ("SEC"). Unless otherwise indicated, (i) all information is as of the Record Date, (ii) each person has been engaged in the principal occupation shown for more than the past five years and (iii) shares beneficially owned are held with sole voting and investment power. None of the persons named below beneficially owns Voting Shares entitling him to vote in excess of 1% of the total voting power.

Nominees for Election as Class III Directors (for term expiring in 1997):

{Photograph
of Nominee} Calvin Czeschin, age 58; a director since 1975; President and
            Chief       Executive Officer, Yelcot Telephone Company.

            Committee Memberships:        Executive; Audit (Chairman)

            Shares Beneficially Owned:    110,332(1)


{Photograph
of Nominee} F. Earl Hogan, age 72; a director since 1968; Managing Partner of
            EDJ Farms Partnership, a farming enterprise.

            Committee Memberships:        Executive; Audit; Insurance
                                          Evaluation

            Shares Beneficially Owned:    17,397


{Photograph
of Nominee} Harvey P. Perry, age 49; a director since 1990; Senior Vice
            President, Secretary and General Counsel of the Company. Mr. Perry is the son-in-law of Clarke M. Williams.

            Committee Membership:         Executive

            Shares Beneficially Owned:    172,193(2)(3)

{Photograph
of Nominee} Jim D. Reppond, age 52; a director since 1986; President-Telephone
            Group of the Company.

            Committee Memberships:        Executive; Insurance Evaluation

            Shares Beneficially Owned:    159,267(2)

The Board recommends a vote FOR each of these proposed nominees.

Class I Directors (term expires in 1995):

{Photograph
of Nominee} William R. Boles, Jr., age 37; a director since 1992; Vice
            President and a director and practicing attorney with Boles, Boles & Ryan, a professional law corporation.

            Shares Beneficially Owned:    1,960

{Photograph
of Nominee} W. Bruce Hanks, age 39; a director since 1992; President-
            Telecommunications Services of the Company (or a predecessor position) since July 1989; from June 1988 to July 1989, Senior Vice President and Chief Financial Officer.

            Shares Beneficially Owned:    165,636(2)

{Photograph
of Nominee} C. G. Melville, Jr., age 53; a director since 1968; private investor; restaurant proprietor from March 1991 to July 1992; President, Melville Equipment, Inc., a distributor of marine and industrial equipment, prior to March 1991.

            Committee Memberships:        Audit; Nominating

            Shares Beneficially Owned:    16,633

{Photograph
of Nominee} Glen F. Post, III, age 41; a director since 1985; Vice Chairman of the Board and Chief Executive Officer of the Company since 1992 and President since 1990; Chief Operating Officer from 1988 to 1992; Executive Vice President from 1987 to 1990.

            Committee Membership:         Executive

            Shares Beneficially Owned:    280,331(2)

{Photograph
of Nominee} Clarke M. Williams, age 72; a director since 1968; Chairman of the
            Board; Chief Executive Officer from the Company's incorporation in 1968 to 1989 and from 1990 to 1992. Mr. Williams, who is the father-in-law of Harvey P. Perry, founded the Company's telephone business in 1946.

            Committee Membership:         Executive (Chairman)

            Shares Beneficially Owned:    665,595(2)


Class II Directors (term expires in 1996):

{Photograph
of Nominee} Ernest Butler, Jr., age 65; a director since 1971; Executive Vice
            President, Stephens Inc., an investment banking firm.

            Committee Memberships:        Audit; Compensation (Chairman);
                                          Shareholder Relations (Chairman)

            Shares Beneficially Owned:    337


{Photograph
of Nominee} James B. Gardner, age 59; a director since 1981; President and
            Chief Executive Officer, Pacific Southwest Bank, F.S.B. since November 1991; from March 1991 to November 1991, Chairman of the Board and President of Elm Interests, Inc., a corporation formed to acquire and operate Bluebonnet Savings Bank, F.S.B.; President and Chief Executive Officer of Marquette National Life Insurance Company and an officer of its parent corporation from August 1990 to March 1991; served from July 1987 to August 1990 as an executive officer of either Bank One, Texas, N.A., MBank Dallas, N.A. or the federal bridge bank organized to acquire MBank Dallas, N.A. Mr. Gardner has also been a director of Ennis Business Forms, Inc. since 1970.

            Committee Memberships:        Executive; Audit; Compensation

            Shares Beneficially Owned:    1,012


{Photograph
of Nominee} R. L. Hargrove, Jr., age 62; a director since 1985; certified public accountant; retired as Executive Vice President of the Company in 1987.

            Committee Memberships:        Executive; Audit; Shareholder
                                          Relations

            Shares Beneficially Owned:    29,987


{Photograph
of Nominee} Johnny Hebert, age 65; a director since 1968; President of Valley
            Electric Company and Vice President of River City Electric, both of which are electrical contracting firms.

            Committee Memberships:        Audit; Nominating (Chairman);
                                          Insurance
                                          Evaluation (Chairman)

            Shares Beneficially Owned:    3,134(4)


{Photograph
of Nominee} Tom S. Lovett, age 81; a director since 1980; President, Deep
            Bayou Farms, Inc., a farming enterprise; retired as a practicing attorney in 1978.

            Committee Memberships:        Audit; Compensation; Shareholder
                                          Relations

            Shares Beneficially Owned:    15,735


(1)             Includes 5,332 shares owned by Mr. Czeschin's wife, as to which he disclaims beneficial ownership.

(2)             Includes such number of restricted shares issued under the
           Company's Restricted Stock Plan ("Restricted Stock") as is indicated in the Summary Compensation Table appearing elsewhere herein; also includes (i) shares (the "Option Shares") that he has the right to acquire within 60 days of the Record Date pursuant to options granted under the Company's 1988 and 1990 Incentive Compensation Programs and (ii) shares (collectively, the "Plan Shares") allocated to his accounts as of December 31, 1993 under the Company's Stock Bonus Plan and Employee Stock Ownership Plan ("ESOP"), and as of the Record Date under the Company's Dollars & Sense Plan ("401(k) Plan"), as follows:

                  Name                         Option Shares     Plan Shares

                Harvey P. Perry                   128,803            11,694
                Jim D. Reppond                    113,803            30,704
                W. Bruce Hanks                    128,251            17,958
                Glen F. Post, III                 219,358            27,226
                Clarke M. Williams                549,953            68,037

(3) Includes 12,335 shares owned by Mr. Perry's wife, as to which he disclaims beneficial ownership, and 543 shares held as custodian for the benefit of his children.

(4) Includes 750 shares owned by Mr. Hebert's wife, as to which he disclaims beneficial ownership.


Meetings and Certain Committees of the Board

      During 1993 the Board held four regular meetings and three special meetings.

      The Board's Executive Committee, which met six times during 1993, is authorized to exercise all the powers of the Board to the extent permitted by law.

      The Board's Audit Committee meets with the Company's independent auditors and the Company's personnel responsible for preparing its financial reports and is responsible for reviewing the scope and results of the auditors' examination of the Company, discussing with the auditors the scope, reasonableness and adequacy of internal accounting controls, considering and recommending to the Board a certified public accounting firm for selection as the Company's independent auditors, and directing and supervising any special investigations as instructed by the Board. The Audit Committee held three meetings during 1993.

      The Board's Nominating Committee, which held two meetings in 1993, is responsible for recommending to the Board both a proposed slate of nominees for election as directors and the individuals proposed for appointment as officers. In connection with the 1995 annual shareholders' meeting, the Nominating Committee will consider director candidates suggested by shareholders, who should advise the Secretary of the Company in writing at any time prior to November 16, 1994 and include sufficient biographical information to permit appropriate evaluation.

      The Board's Compensation Committee, which is described further below, held two meetings during 1993.

Director Compensation

      Each director who is not an employee of the Company is paid an annual fee of $21,000 plus $1,500 for attending each regular Board meeting, $2,000 for attending each special Board meeting and $750 for attending each meeting of a Board committee. Each director is also reimbursed for expenses incurred in attending meetings.

      Under the Company's Outside Directors' Retirement Plan, non-employee directors who have completed five years of Board service are entitled to receive, upon normal retirement, monthly payments that on a per annum basis approximate their annual compensation for Board service at the time of retirement. In addition, this plan provides certain disability and preretirement death benefits.

              VOTING SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

      The following table sets forth information regarding ownership of the Company's Common Stock by (i) each person known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock and (ii) all of the Company's directors and executive officers as a group. Unless otherwise indicated, all information is presented as of the Record Date and all shares indicated as beneficially owned are held with sole voting and investment power.

                                              Amount and
                                              Nature of               Percent
Name and Address of                           Beneficial             of Voting
Beneficial Owner                              Ownership(1)            Power(2)
Principal Shareholders:

First American Bank & Trust of Louisiana,
  as Trustee (the "Trustee") of the
  Stock Bonus Plan and ESOP (the
  "Benefit Plans")                           6,280,943(3)               38.5%
P. O. Box 7232
Monroe, Louisiana 71211

Putnam Investments, Inc.                     3,714,506(4)                2.8%
One Post Office Square
Boston, Massachusetts  02109

Gabelli Funds, Inc.                          2,971,607(5)                2.2%
One Corporate Center
Rye, New York  10580-1434

Management Group:

All directors and executive
officers as a group (15 persons)             1,758,368(6)                2.7%

(1) Determined in accordance with Rule 13d-3 of the SEC based upon information furnished by the persons listed. Although several persons beneficially own in excess of 5% of certain classes of the Company's voting preferred stock, the percentage of voting power held by these persons is immaterial.

(2) Based on the Company's records and, with respect to all shares held of record by the Trustee, based on information the Trustee periodically provides to the Company to establish that certain of the Trustee's shares entitle it to ten votes per share.

(3) All voting power attributable to these shares is directed by the participants of the Benefit Plans, each of whom is deemed, subject to certain limited exceptions, to tender such instructions as a "named fiduciary" under such plans, which requires the participants to direct their votes in a manner that they believe to be prudent and in the best interests of the participants of each respective plan.

(4) Based on share ownership information as of January 26, 1994 contained in a Schedule 13G Report that Putnam Investments, Inc. has filed with the SEC. Based on such information, Putnam Investments, Inc. (i) shares voting power with respect to 450,733 of the shares shown and (ii) shares dispositive power with respect to all of the shares shown.

(5) Based on share ownership information as of March 10, 1993 contained in a Schedule 13D Report and amendments thereto that Gabelli Funds, Inc. has filed with the SEC. Based on such information, Gabelli Funds, Inc. (i) does not have authority to vote 146,100 of the shares shown and (ii) shares voting and dispositive power with respect to 3,000 of the shares shown.

(6) Includes (i) 66,140 shares of Restricted Stock, (ii) 1,227,117 Option Shares that such persons have a right to acquire within 60 days of the Record Date, (iii) 167,327 Plan Shares allocated to their respective accounts as of December 31, 1993 under the Benefit Plans and as of the Record Date under the 401(k) Plan, (iv) 18,417 shares held of record by the spouses of certain directors and executive officers, as to which beneficial ownership is disclaimed, and (v) 543 shares held as custodian for the benefit of the children of a director and executive officer.


          EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation Committee Report

     General. During 1993 the Board's Compensation Committee, among other things, monitored and evaluated the compensation levels of senior management and administered the Company's restricted stock and incentive compensation programs. All determinations of the Committee have traditionally been submitted as recommendations to the Board for its approval, except for grants of awards under certain of the Company's stock-based compensation programs, which may be made only by the Committee. The Company's Bylaws were amended in February 1994 to provide that the Company may not, among other things, set the salaries or change the benefits of its executive officers without the approval of the Compensation Committee. The Committee is composed entirely of Board members who are not employees of the Company.

     The Committee periodically consults with nationally recognized consulting firms to assist it in evaluating the Company's executive compensation. With the assistance of the Committee and its consultants, the Board has adopted an executive compensation philosophy statement setting forth the Company's compensation objectives, which include:

     * if justified by corporate performance, compensating the executive group at rates higher than those of comparable companies in an effort to hire, develop, reward and retain key executives

     * providing salaries and incentive compensation tied to the Company's annual, intermediate and long-term performance

     *    encouraging team orientation

     * providing sufficient benefit levels for executives and their families in the event of disability, illness or retirement

     * structuring executive compensation to ensure its full deductibility under the Omnibus Budget Reconciliation
          Act of 1993

     At present, the Company's executive compensation is comprised of (i) salary, (ii) an annual cash and stock incentive bonus, (iii) additional incentive compensation in the form of stock options and a stock retention program, and (iv) other benefits typically provided to executives of comparable companies, all as described further below. For each such component of compensation, the Company's compensation levels are compared with those of comparable companies. For purpose of establishing these comparable compensation levels, the Company compares itself to a national group of companies selected by management and its consultants. This group consists primarily of telecommunications companies (including each of the 12 companies comprising the "Value Line Telecommunications/Other Majors Index" referred to in the Company's stock performance graph appearing elsewhere herein), but also includes several other companies that have revenue levels similar to the Company's.

     Salary. The salary of each executive officer, including the Chief Executive Officer, is based on the officer's level of responsibility and comparisons to prevailing salary levels for similar positions at the Company and at comparable companies.
The Committee seeks to provide the Company's executive officers with salaries that are at least commensurate with the median salary levels at comparable companies, and salaries in excess of these median levels when warranted by the Company's financial performance. Although the individual performance of each executive officer is reviewed, the Committee has not attempted to reward individual achievement through the salary component of compensation due to the inherent subjectivity of such evaluations and the detrimental effect this might have on the Company's team orientation.

     After taking into account the Company's return on equity, its revenue and earnings growth and other measures of financial performance, the Committee sought to establish the 1993 salaries of each of its executive officers at or up to 15% above the median salary levels for similarly-situated executives of comparable companies. In an effort to ensure that the base salary of the Company's Chief Executive Officer remained slightly above the median level, his base salary was increased 4% in 1993.

     Annual Bonus. In connection with the Company's annual incentive bonus program, the Compensation Committee annually establishes target performance levels and the amount of bonus payable if these targets are met, which typically is defined in terms of a percentage of each officer's salary. In early 1993 the Committee recommended that the executive officers receive an incentive bonus for 1993 equal to 25% of their annual salaries if the Committee's 1993 targets were attained, with no bonus being payable if certain minimum target performance levels were not attained, and a bonus of up to 50% of salary being payable if the Committee's 1993 targets were substantially exceeded. Although the Committee may choose any measure of financial performance that it deems appropriate, the Committee for the past several years has used return on equity and revenue growth, but has weighted return on equity more heavily than revenue growth in order to reflect the Committee's desire to more closely tie executive compensation to shareholder return.

     In determining the size of the executive officers' target bonus pool, the Compensation Committee reviews information furnished by its consultants as to the bonus practices among comparable companies. The annual bonuses paid to the Company's executive officers have typically been less than the median annual bonuses paid by comparable companies. To compensate for this, the Company seeks to provide its executives with the opportunity to earn above-average levels of stock incentive compensation.

     As a result of the Company exceeding its 1993 targets for both return on equity and revenue growth, each executive officer has received a bonus equal to 40% of his 1993 salary. The Compensation Committee determined to pay 60% of each executive officer's incentive bonus in cash and 40% in Restricted Stock that may not be transferred by the officer for five years and will be forfeited if prior to that time he leaves the Company, other than as a result of death, disability or retirement. As a result, the realization of a significant portion of the 1993 bonus is tied to the Company's future stock price performance.

     Similar to its policy with respect to salaries, the Committee traditionally has refrained from rewarding individual achievement through the use of bonuses. However, in early 1993 the Committee approved a special incentive bonus for the Company's President - Telecommunications Services which targeted an additional bonus of 10% of his salary based upon attainment of certain targeted levels of cellular revenues, operating expenses and subscriber growth. This special bonus resulted in an additional bonus payment of $19,276 to such officer. The Committee has approved a similar arrangement for this officer for 1994 and is currently exploring the possibility of reserving a portion of future bonus pools for discretionary bonus awards to executive officers based on their role in significant contributions benefiting the Company and its shareholders.

     Stock Incentive Programs. The Company's 1988 and 1990 incentive compensation programs authorize the Compensation Committee to grant stock options and various other incentives to key personnel. The Committee's philosophy with respect to stock incentive awards is to strengthen the relationship between compensation and increases in the market price of the Common Stock and thereby ally the executive officers' financial interests with those of the Company's shareholders.

     Options. Options granted under these programs become exercisable based upon criteria established by the Compensation Committee. The Compensation Committee determines the size of option grants based on information furnished by the Committee's consultants regarding stock option practices among comparable companies and by applying compensation multiples designed to create greater opportunities for stock ownership the greater one's responsibilities and duties. The Committee also takes into account the number of outstanding unexercised options held by the executive officers. In 1993 the Committee determined that the number of outstanding unexercised options issued to the executive officers in prior years was adequate and elected to issue no further options.

     Stock Retention Program. To provide an incentive for officers to acquire and hold Common Stock, the Compensation Committee instituted a stock retention program in 1993. Under this program, each executive officer who in 1993 voluntarily purchased a specified number of shares of Common Stock was awarded (i) an equal number of shares of Restricted Stock, all of which will be forfeited if within three years the purchased shares are sold or if the officer's employment terminates, other than as a result of death, disability or retirement, and (ii) performance units entitling the officer to earn a number of shares of Common Stock equal to 40% of the number of shares purchased. These shares are earned only if the trading price of the Common Stock increases by 30% at any time prior to the fifth anniversary of the award, but may in no event be issued prior to the third anniversary date of the award. The executive officers are paid dividend equivalent cash payments with respect to unearned performance units at the dividend rate applicable to the underlying Common Stock. The Company arranges and guarantees loans to officers for the purchase of shares under this program.

     The number of shares reserved in 1993 for each executive officer under this program was based on information furnished by the Committee's consultants regarding the practices of comparable companies. The Committee also applied salary multiples designed to increase the size of the awards for those officers with greater responsibilities and duties. In 1993 each executive officer purchased the maximum number of shares permitted under this program. As a result of the Chief Executive Officer's participation, he was granted 2,700 Restricted Shares and 1,080 performance units in 1993.

     Other Benefits. The Company maintains certain broad-based employee benefit plans in which the executive officers are generally permitted to participate on terms substantially similar to those relating to all other participants, subject to certain legal limitations on the amounts that may be contributed or the benefits that may be payable thereunder. The Board has determined to have the Company's matching contribution under the 401(k) Plan invested in Common Stock so as to further align employees' and shareholders' financial interests. The Company also maintains the Bonus Plan and ESOP, which serve to further align employees' and shareholders' interests.

     Additionally, the Company makes available to its officers a supplemental life insurance plan, supplemental benefits under its medical reimbursement plan, a supplemental retirement plan (which is described below under "- Pension Plan") and a disability salary continuation plan.


     Ernest Butler, Jr.       James B. Gardner           Tom S. Lovett

Compensation Committee Interlocks and Insider Participation

     As indicated above, the members of the Compensation Committee are Ernest Butler, Jr., James B. Gardner and Tom S. Lovett. Mr. Butler is Executive Vice President of Stephens Inc., which has provided, and is expected to continue to provide, investment banking services to the Company from time to time.

Summary of Compensation

     The following table sets forth certain information regarding the compensation of (i) the Company's Chief Executive Officer and
(ii) each of the Company's four most highly compensated executive officers other than the Chief Executive Officer.

                        Summary Compensation Table
                                                                                Long-Term
                                                                            Compensation Awards
                                                                                         No. of
                                                                           Restricted  Securities
Name and Current                            Annual Compensation              Stock     Underlying         All Other
Principal Position           Year          Salary          Bonus           Awards(1)    Options         Compensation(2)
Clarke M. Williams           1993         $429,710       $103,130           $178,554           0           $42,554
Chairman of the Board        1992          412,648        123,795             82,545      97,500            40,768
                             1991          394,482         75,741             75,741           0            39,618
Glen F. Post, III            1993          322,288         77,349            132,229           0            20,366
Vice Chairman of the         1992          302,899         90,870             60,587      75,000            18,150
Board, President and         1991          250,328         48,063             48,063           0            19,326
Board, President and         1991          250,328         48,063             48,063           0            19,326
Chief Executive Officer

W. Bruce Hanks               1993          209,796         69,627             93,051           0            18,589
President-                   1992          204,534         61,360             40,899      52,500            16,485
Telecommunications           1991          198,909         38,191             38,191           0            17,637
Services

Jim D. Reppond               1993          202,497         48,599             96,188           0            18,611
President-Telephone          1992          194,632         58,390             38,927      52,500            16,257
Group                        1991          187,789         36,055             36,055           0            17,165
Harvey P. Perry              1993          202,496         48,599             92,896           0            18,442
Senior Vice President,       1992          194,632         58,390             38,927      52,500            16,123
Secretary and General        1991          187,789         36,055             36,055           0            17,080
Counsel

(1)      Represents for each year shown the number of shares of Restricted
     Stock awarded in connection with the Company's annual incentive bonuses, multiplied by the per share closing price of the Common
     Stock on the award date, plus, for 1993 only, the number of shares of Restricted Stock awarded in connection with the Company's stock retention program, multiplied by the per share closing price of the Common Stock on the award date. For additional information on the terms of the Restricted Stock, see
     "Executive Compensation and Related Information - Compensation
     Committee Report." At December 31, 1993, the named executive officers held the following aggregate number of shares of Restricted Stock with the following year-end values: Mr.
     Williams, 18,689 shares ($481,242); Mr. Post, 11,730 shares
     ($302,048); Mr. Hanks, 9,409 shares ($242,282); Mr. Reppond,
     9,073 shares ($233,630); and Mr. Perry, 9,073 shares ($233,630).
     These amounts do not reflect awards of Restricted Stock granted in February 1994 as incentive bonuses for the Company's 1993 performance. Dividends accruing on the shares of Restricted
     Stock are paid currently.

(2) Comprised of the Company's (i) matching contributions to the 401(k) Plan, (ii) premium payments under a medical reimbursement plan that are attributable to benefits in excess of those provided generally for other employees, (iii) premium payments for life insurance policies providing death benefits to the executive officers' beneficiaries (and no other benefit to such officers), and (iv) contributions pursuant to the Stock Bonus
     Plan and ESOP valued as of December 31, 1993, in each case for and on behalf of the named executive officers as follows:

                                                  Medical        Life        Stock Bonus
                                401(k) Plan        Plan       Insurance    Plan and ESOP
     Name               Year    Contributions     Premiums     Premiums     Contributions
Clarke M. Williams      1993        $    0         $1,344       $25,923        $15,287
                        1992        2,182          1,344         23,131         14,111
                        1991        2,373          1,344         20,721         15,180

Glen F. Post, III       1993        3,164          1,344            571         15,287
                        1992        2,182          1,344            513         14,111
                        1991        2,373          1,344            429         15,180

W. Bruce Hanks          1993        3,285          1,344            361         13,599
                        1992        2,182          1,344            348         12,611
                        1991        2,373          1,344            332         13,588

Jim D. Reppond          1993        3,323          1,344            818         13,126
                        1992        2,182          1,344            731         12,000
                        1991        2,334          1,344            659         12,828

Harvey P. Perry         1993        3,323          1,344            669         13,106
                        1992        2,182          1,344            597         12,000
                        1991        2,373          1,344            535         12,828

Option Exercises and Holdings

     The following table sets forth certain information concerning the exercise of options during 1993 and unexercised options held at December 31, 1993.

                   Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
                               No. of
                               Shares                           Number of Securities            Value of Unexercised
                              Acquired                         Underlying Unexercised          in-the-Money Options at
                                on            Value        Options at December 31, 1993          December 31, 1993
        Name                 Exercise       Realized       Exercisable   Unexercisable     Exercisable    Unexercisable
Clarke M. Williams                  0              $0           549,953         77,085       $5,867,642       $314,507
Glen F. Post, III              17,700         374,018           219,358         32,374        1,692,590        132,086
W. Bruce Hanks                  2,025          41,563           128,251         21,319          788,224         86,982
Jim D. Reppond                  2,025          45,867           113,803         19,543          585,052         79,735
Harvey P. Perry                 2,025          42,576           136,303         19,543          965,302         79,735

Pension Plan

           The Company has a Supplemental Executive Retirement Plan (the "Supplemental Plan") pursuant to which each officer who has completed at least five years of service is entitled to receive a monthly payment upon retirement or, under certain circumstances, attainment of age 55. The following table reflects the annual retirement benefits that a participant with the indicated years of service and salary level may expect to receive under the Supplemental Plan assuming retirement at age 65. Early retirement may be taken at age 55 by any person with 15 or more years of service, with reduced benefits.
                     Annual Benefit Payable on Retirement

                                Years of Service
Salary                15                 20              25           30
$150,000         $  33,750          $  45,000       $  56,250     $ 67,500
200,000            45,000             60,000          75,000        90,000
250,000            56,250             75,000          93,750       112,500
300,000            67,500             90,000         112,500       135,000
350,000            78,750            105,000         131,250       157,500
400,000            90,000            120,000         150,000       180,000
450,000           101,250            135,000         168,750       202,500
500,000           112,500            150,000         187,500       225,000


         The above table reflects the benefits payable under the Supplemental Plan assuming such benefits will be paid in the form of a monthly lifetime annuity and before reductions relating to the receipt of Social Security benefits as described below. The amount of an officer's monthly payment under the Supplemental Plan is equal to his number of years of service (up to a maximum of 30 years) multiplied by the difference between 1.5% of his average monthly base salary during the 36-month period within his last ten years of employment in which he received his highest base salary and 3 1/3% of his estimated monthly Social Security benefit.

         Under the Supplemental Plan, the number of credited years of service at December 31, 1993 was over 30 years for each of Mr. Williams and Mr. Reppond, 17 years for Mr. Post, 13 years for Mr. Hanks and 9 years for Mr. Perry, and the salary upon which benefits are based is each respective officer's base salary reported under the "Salary" column in the Summary Compensation Table appearing elsewhere herein.

         Mr. Williams has the option of receiving retirement benefits under either the Supplemental Plan or under a separate supplemental retirement plan (the "Other Plan"). Currently, the benefits Mr. Williams would receive upon retirement under the Supplemental Plan significantly exceed the benefits he would receive under the Other Plan. The Company anticipates that this benefit level differential will continue for the foreseeable future.

Employment Contracts

         The Company has agreements with certain executive officers, including Messrs. Post, Hanks, Reppond and Perry, providing for a severance payment if such officer is terminated without cause or resigns under certain specified circumstances within three years following any change in control of the Company. The severance payment is equal to three times the officer's annual salary if the Board did not approve, and one year's salary if the Board did approve, the change in control. In no event, however, may a severance payment exceed the amount allowable to the Company as a deduction for federal tax purposes.

         The Company also has an employment agreement with Mr. Williams providing for, among other things, a minimum annual salary of $436,800, participation in all of the Company's employee benefit plans and use of the Company's aircraft. The agreement's initial three-year term lapses in May 1996 but thereafter continues from year to year, subject to the right of Mr. Williams or the Company to terminate the agreement as of the third anniversary or any subsequent anniversary date. If Mr. Williams is terminated without cause or resigns under certain specified circumstances, including following any change in control of the Company, he will be entitled to receive, in addition to all amounts to which he is entitled pursuant to the Company's termination policies then in effect, certain severance benefits, including (i) a lump sum payment equal to three times his annual compensation, (ii) continued participation in the Company's employee benefit plans for three years and (iii) continued use of the Company's aircraft for one year on terms comparable to those previously in effect. If Mr. Williams terminates his employment following a change in control of the Company, he will be entitled to receive, in addition to any other amounts due, amounts sufficient to reimburse him for any excise or income taxes payable as a result of his receipt of severance benefits under the agreement.


Performance Graph

         The graph below compares the cumulative total shareholder return on the Common Stock for the last five years with the cumulative total return on the S&P 500 Index and the Value Line Telecommunications/Other Majors Index, in each case assuming (i) the investment of $100 on January 1, 1989 at closing prices on December 31, 1988 and (ii) reinvestment of dividends. The Value Line Telecommunications/Other Majors Index is prepared by Value Line, Inc., consists of 12 telecommunications companies, including the Company, and is available by contacting Value Line, Inc. directly.


             {LINE GRAPH PLOTTED FROM DATA IN TABLE BELOW}

                                                  December 31,
                                       1988  1989  1990  1991  1992  1993
                                       ----  ----  ----  ----  ----  ----
Century Telephone Enterprises, Inc.    $100  $174  $154  $151  $216  $197

S & P 500 Index                        $100  $132  $128  $166  $179  $197

Value Line Telecommunications/Other
  Majors Index                         $100  $165  $138  $167  $185  $206



Certain Transactions and Filings

         The Company paid $406,412 to Boles, Boles & Ryan, a professional law corporation, for legal services rendered to the Company in 1993; William R. Boles, Jr., a director of the Company, is Vice President and a director and practicing attorney with such firm, which has continued to provide legal services to the Company in 1994.

         During 1993, the Company paid $206,000 to a real estate firm owned by the brother of Harvey P. Perry, the Company's Senior Vice President, Secretary and General Counsel. In exchange for such payments (a substantial portion of which were used to compensate subcontractors and vendors), such firm provided a variety of services with respect to several of the Company's office sites and over 100 of its cellular tower sites, including locating and analyzing properties suitable for acquisition as cellular tower sites, negotiating purchase terms with the land owners, and subleasing cellular tower space.
Based on its experience with similar firms in other operating regions, the Company believes it has obtained such services on favorable terms and intends to continue and perhaps expand its use of such firm in 1994.

         The Company's Board of Directors has authorized the Company to guarantee a $25 million loan from one or more banks to a principal shareholder of a local exchange telephone company. In connection with making this guarantee, it is anticipated that the Company would receive certain first refusal rights to purchase the telephone company under various specified circumstances, including the borrower's loan default or death. The father of William R. Boles, Jr., one of Century's directors, is a director and 23% owner of the bank that is expected to lend approximately $3.25 million of the $25 million loan and to organize a syndicate of participating banks to lend the remainder. Because negotiations are ongoing and the borrower is assessing all of his options, no assurances can be given as to the terms, participants, consummation or ultimate outcome of the transaction.

         The Securities Exchange Act of 1934 requires the Company's executive officers and directors, among others, to file certain beneficial ownership reports with the SEC. During 1993, Johnny Hebert, a director of the Company, failed to report on a timely basis a purchase of shares of common stock by his wife.


              INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         KPMG Peat Marwick, independent certified public accountants for the Company for 1993, has been selected by the Board to serve again in that capacity for 1994. A representative of such firm is expected to attend the Meeting, will have an opportunity to make a statement if he or she wishes to do so, and will be available to respond to appropriate questions.

                             OTHER MATTERS

Quorum and Voting of Proxies

         The presence, in person or by proxy, of a majority of the total voting power of the Voting Shares is necessary to constitute a quorum to organize the Meeting. If a quorum is present, directors will be elected by plurality vote.

         A proxy may be revoked at any time before it is exercised by filing with the Company's Secretary a written revocation or a duly executed proxy bearing a later date, or by attending the Meeting and voting in person. Because directors are elected by plurality vote, withholding authority to vote in such election will not affect whether the proposed nominees named herein are elected.

         Under the rules of the New York Stock Exchange, brokers who hold shares in street name for customers have the authority to vote on certain items, including the election of directors, when they have not received voting instructions from beneficial owners. Although any shares subject to such brokers' voting rights will be counted for purposes of constituting a quorum to organize the Meeting, any failure by brokers to exercise these voting rights will not affect the outcome of the election of directors.

         Management is unaware of any matter for action by shareholders at the Meeting other than the election of directors. The enclosed proxy, however, will confer discretionary authority with respect to any other matter that may properly come before the Meeting. It is the intention of the persons named therein to vote in accordance with their best judgment on any such matter.

Shareholder Proposals

         Shareholder proposals intended to be presented at the 1995 annual shareholders' meeting must be received by the Company on or before November 16, 1994, in order to be considered for inclusion in the Company's proxy materials relating thereto.


         By Order of the Board of Directors

                                    /s/ Harvey P. Perry
                                        Secretary
Dated:  March 18, 1994
                                   {FRONT}

                                   PROXY

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                  CENTURY TELEPHONE ENTERPRISES, INC.
   The undersigned hereby constitutes and appoints Clarke M. Williams or Glen F. Post, III, or either of them, proxies for the undersigned, with full power of substitution, to represent the undersigned and to cast the number of votes attributable to all of the shares of common stock and voting preferred stock (collectively, the "Voting Shares") of Century Telephone Enterprises, Inc. (the "Company") that the undersigned is entitled to vote at the annual meeting of shareholders of the Company to be held on April 28, 1994, and at any and all adjournments thereof (the "Annual Meeting").


1. To elect four Class III Directors.
   FOR   / / all nominees listed below (except as marked to the contrary below)

   WITHHOLD AUTHORITY  / / to vote for all nominees listed below


   INSTRUCTIONS:  To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below:

                        Calvin Czeschin                      Harvey P. Perry
                        F. Earl Hogan                        Jim D. Rippond

2. In their discretion to vote upon such other business as may properly come before the Annual Meeting.


                       (Please See Reverse Side)

                                {BACK}

The Board of Directors recommends that you vote FOR the nominees.
This Proxy will be voted as specified. IF NO SPECIFIC DIRECTIONS ARE GIVEN, ALL OF THE VOTES ATTRIBUTABLE TO YOUR VOTING SHARES WILL BE VOTED FOR THE NOMINEES.


             DATE             NAME (PLEASE PRINT)

                    SIGNATURE

      ADDITIONAL SIGNATURE (IF JOINTLY HELD)

Please sign exactly as name appears on the certificate or certificates representing shares to be voted by this proxy. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized persons.

                                   {FRONT}

                                   PROXY
    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                  CENTURY TELEPHONE ENTERPRISES, INC.

   The undersigned hereby constitutes and appoints Clarke M. Williams or Glen F. Post, III, or either of them, proxies for the undersigned, with full power of substitution, to represent the undersigned and to cast the number of votes attributable to all of the shares of common stock and voting preferred stock (collectively, the "Voting Shares") of Century Telephone Enterprises, Inc. (the "Company") that the undersigned is entitled to vote at the annual meeting of shareholders of the Company to be held on April 28, 1994, and at any and all adjournments thereof (the "Annual Meeting").

1. To elect four Class III Directors.
   FOR   / / all nominees listed below (except as marked to the contrary below)

   WITHHOLD AUTHORITY  / / to vote for all nominees listed below


   INSTRUCTIONS:  To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below:

                        Calvin Czeschin                      Harvey P. Perry
                        F. Earl Hogan                        Jim D. Rippond

2. In their discretion to vote upon such other business as may properly come before the Annual Meeting.


                       (Please See Reverse Side)

                                {BACK}

The Board of Directors recommends that you vote FOR the nominees.
This Proxy will be voted as specified. IF NO SPECIFIC DIRECTIONS ARE GIVEN, ALL OF THE VOTES ATTRIBUTABLE TO YOUR VOTING SHARES WILL BE VOTED FOR THE NOMINEES.

                          LONG-TERM SHARES    SHORT-TERM SHARES   TOTAL VOTES
                        (10 votes per share)  (1 vote per share)
DIVIDEND REINVESTMENT
   VOTING SHARES

ALL OTHER VOTING SHARES
                        GRAND TOTAL OF YOUR VOTES

             DATE             NAME (PLEASE PRINT)

                    SIGNATURE

      ADDITIONAL SIGNATURE (IF JOINTLY HELD)

Please sign exactly as name appears on the certificate or certificates representing shares to be voted by this proxy. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized persons.